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                                                                    Exhibit 10.6

                        CONFIDENTIAL SEPARATION AGREEMENT
                               AND GENERAL RELEASE

          THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (this "Agreement") is entered into as of November 13, 2003 (the "Effective Date"), by and between Spectrum Pharmaceuticals, Inc., a Delaware corporation (the "Company") and John L. McManus, an individual ("Executive").

                                    RECITALS

          WHEREAS, Executive is presently employed by the Company;

          WHEREAS, Executive and the Company (collectively, the "Parties") have agreed that Executive will resign from his positions as an officer and an employee of the Company;

          WHEREAS, the Parties wish to specify the terms of the resignation and resolve any outstanding issues between them.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the representations and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the Company and Executive hereby agree to terminate their employment relationship on the following basis:

     1. Resignation. Executive hereby resigns any and all positions with the Company, including, without limitation, as Vice President, Finance and Strategic Planning and Assistant Corporate Secretary and an employee of the Company as of the Effective Date. Executive understands and agrees that he is giving up any right or claim to future employment with the Company and any compensation or benefit of such employment, including any compensation and/or benefits owed to the Executive as of the Effective Date, except for compensation and/or benefits provided for in this Agreement. Executive acknowledges that he has received all compensation and benefits due to him through the Effective Date.

     2. Compensation. In consideration for Executive's agreement to resign pursuant to the terms of this Agreement:

          (a) In lieu of severance, concurrently with the execution of this Agreement, Executive shall receive a bonus for the 2003 calendar year in the amount of $20,500 less withholdings in accordance with applicable law. Also concurrently with the execution of this Agreement, Executive shall receive a lump-sum cash payment for accrued and unpaid vacation as well as accrued and unpaid salary through the date of this Agreement, less applicable statutory deductions. In addition, the Company shall pay to Employee, on or before January 5, 2004, but no earlier than January 1, 2004, $205,000 in cash, less applicable statutory deductions.

          (b) The Parties acknowledge that the Investor Relations Consulting Agreement by and between the Company and McManus & Company, Inc. ("M&C") dated

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August 19, 2002 (the "M&C Consulting Agreement") shall remain in full force and effect until its expiration on July 31, 2004. Executive and Company agree to, and Executive agrees to cause M&C to, continue to honor the terms of the M&C Consulting Agreement through July 31, 2004; provided that the Company shall only request that M&C provide reasonable and customary services under the M&C Consulting Agreement; and, provided, further, that if Executive believes any such requested services are unreasonable, Executive shall be entitled to contact any member of the Company's board of directors to verify the validity of the request. The Company shall remain obligated to pay M&C on the first business day of each month, for the applicable month, the fees due under such M&C Consulting Agreement through July 31, 2004. In addition to the foregoing, Executive agrees to use his best efforts to assist with the completion and filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "10-Q"); however, no additional compensation shall be paid for Executive's services in connection with the 10-Q.

          (c) The Company hereby covenants and agrees to submit the 90,000 share conditional stock option grant made to Executive on September 12, 2003 (the "Grant") to the Company's stockholders for approval at the Company's 2004 Annual Meeting of Stockholders ("Annual Meeting") with a recommendation that the stockholders approve such Grant. If the stockholders fail to approve the Grant at the Annual Meeting, the Company shall pay Executive $504,900, less applicable statutory withholdings and deductions, within seven (7) days after the Annual Meeting.

          (d) Following the Effective Date, the Company shall continue to provide Executive with medical, dental and vision benefits under the Company's existing insurance plans, or in the alternative, at the Company's election, pay one hundred-percent (100%) of the COBRA premium with respect to medical, dental and vision benefits for Executive and his spouse and dependents until December 31, 2003, provided that Executive elects to continue benefits under COBRA and remains eligible for COBRA throughout that period.

          (e) All stock options previously granted to Executive shall become fully vested as of the Effective Date, subject only to any applicable stockholder approval requirements, and Executive shall be entitled to exercise such options in whole or in part from time to time during the one year period commencing on November 17, 2003.

     3. Options. Executive and the Company are parties to certain written agreements pursuant to which Executive has been granted options to purchase stock in the Company. Executive acknowledges that although such options might be identified as incentive stock options, such options may not be qualified for treatment as incentive stock options, either now or in the future. Executive is advised to consult with his personal tax advisor to determine whether the options are qualified for treatment as incentive stock options. Except as set forth in Section 2(c), 2(e) and this Section 3, Executive's rights under his existing option agreements are not intended to be modified by this Agreement in any way.

     4. Return of Company Property. Except as expressly provided for herein, at the Company's request, the Executive will return to the Company all files, records, credit cards, keys, equipment, and any other property of the Company or documents maintained by him for the Company's use or benefit, on or before the Effective Date.


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     5.   Confidentiality. The Parties acknowledge that this Agreement and all matters relating to or leading up to the negotiation and effectuation of this Agreement are confidential and shall not be disclosed to any third party except as follows: the Company may disclose the terms of this Agreement to the public as required by law, including without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; the Company may disclose the terms of this Agreement to Company employees with a business purpose for receiving such information; the Parties may disclose the terms of the Agreement to their respective legal, accounting and tax advisors to the extent necessary for them to perform services; and the Parties may disclose the terms of this Agreement to the Internal Revenue Service and the California Franchise Tax Board as required by law, rule or regulation, or as otherwise required by law or necessary to enforce the terms of this Agreement. If any disclosure is made as permitted by this paragraph other than to governmental authorities as required by law, then such persons or entities shall be cautioned about the confidentiality obligations imposed by this Agreement.

     6.   Non-Disclosure, Non-Competition and Non-Solicitation.

          (a) Executive agrees that he will not disclose at any time, other than to an authorized employee, officer, director or agent of the Company, any information relating to the Company's business, trade, practices, trade secrets or know-how or proprietary information without the Company's prior express written consent. Executive agrees that until the first anniversary of the Effective Date, Executive shall not directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment or take away such employees to leave their employment or take away such employees or attempts to solicit, induce, recruit, encourage or take away employees of the Company.

     7.   General Release by Executive.

          (a) Release of Claims. Executive does hereby for himself and his respective heirs, successors and assigns, release, acquit and forever discharge the Company, its parents, subsidiaries and affiliates and any of their officers, directors, managers, employees, representatives, related entities, successors and assigns, and all persons acting by, through or in concert with them (the "Company Releasees") of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown which Executive may have against the Company Releasees, or any of them, based on any actions or events which occurred prior to the Effective Date, including, but not limited to, those related to, or arising from, Executive's employment with the Company or the termination thereof, including, without limitation, any claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the California Fair Employment and Housing Act (collectively, the "Claims" or individually, "Claim"), but excluding any claims arising under the Company's agreements with McManus & Company, Inc. and any claims for defense and indemnity under the Company's Certificate of Incorporation and Bylaws.


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          (b) Release of Unknown Claims. In addition, Executive expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          (c) No Assignment of Claims. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim which Executive may have against the Company Releasees, or any of them, and Executive agrees to indemnify and hold the Company Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims if Executive has made such assignment or transfer from such party.

          (d) No Suits or Actions. Executive represents and warrants to the Company that there have been no claims, suits, actions, complaints, or charges filed by him against the Company Releasees, or any of them. Executive agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Company Releasees, or any of them, any of the Claims released hereunder, then he will pay to the Company Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Company Releasees in defending or otherwise responding to said suit or Claim.

          (e) No Admission. Executive further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Company Releasees.

     8.   General Release by the Company.

          (a) Release of Claims. The Company does hereby for itself and its respective successors and assigns, release, acquit and forever discharge Executive and his heirs, estates, successors and assigns, and all persons acting by, through or in concert with them (the "Executive Releasees") of and from any and all claims, actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown which the Company may have against the Executive Releasees, or any of them, based on any actions or events which occurred prior to the Effective Date, including, but not limited to, those related to, or arising from, Executive's employment with the Company or the termination thereof (collectively, the "Claims" or individually, "Claim"), but excluding any claims arising under the Company's agreements with McManus & Company, Inc.

          (b) Release of Unknown Claims. In addition, the Company expressly waives all rights under Section 1542 of the Civil Code of the State of California, which reads as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


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          (c) No Assignment of Claims. The Company represents and warrants to the Executive Releasees that there has been no assignment or other transfer of any interest in any Claim which the Company may have against the Executive Releasees, or any of them, and the Company agrees to indemnify and hold the Executive Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims if the Company has made such assignment or transfer from such party.

          (d) No Suits or Actions. The Company agrees that if it hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Executive Releasees, or any of them, any of the Claims released hereunder, then it will pay to the Executive Releasees against whom such claim(s) is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Executive Releasees in defending or otherwise responding to said suit or Claim.

          (e) No Admission. The Company further understands and agrees that neither the payment of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Executive Releasees.

     9. Nondisparagement. The Company and Executive agree not to make any disparaging or derogatory comments, public or otherwise, concerning each other, or M&C or McManus Financial Consultants, Inc. ("MFC"), and Executive shall refrain and shall cause M&C and MFC to refrain from making any disparaging comments, public or otherwise, concerning any employees, officers or directors of the Company. The Company's obligation under this provision shall be limited to (i) causing its officers and directors and (ii) using its best efforts to cause other employees, to refrain from making any disparaging or derogatory comments, public or otherwise, concerning Executive, M&C and MFC. The Company will advise its officers, directors and employees in writing of the existence of this nondisparagement obligation. In addition, the Company shall provide Executive a reasonable opportunity to review and comment in advance on any press release or filing with the Securities and Exchange Commission regarding Executive's employment or separation from the Company, and M&C and MFC's consulting relationship with the Company, and the Company shall not unreasonably disregard any such comments provided by Executive.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned to any party by the Company or Executive without the prior written consent of the other party hereto.

     11. Entire Agreement/No Oral Modification. This Agreement contains all of the terms, promises, representations, and understandings, oral or written, made between the Company and Executive with respect to the subject matter hereof and supersedes all prior representations, understandings, or agreements, oral or written, between the Company and


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Executive, with respect to such matters, which the Parties acknowledge have been merged into this Agreement. This Agreement may not be modified other than with a writing executed by both parties and stating an intent to modify this agreement.

     12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (Pacific Standard Time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (Pacific Standard Time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

          If to the Company:

          Spectrum Pharmaceuticals, Inc.
          157 Technology Drive
          Irvine, CA 92618
          Attn:  CEO
          Fax No.:  (949) 788-6706

          If to the Executive:

          John McManus
          23811 Inverness Place
          Laguna Niguel, CA 92677
          Fax No.:  (949) 481-9829

          Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

     13. Governing Law and Forum Selection. This Agreement shall be governed by the laws of the State of California, without regard for conflict of law principles. Any actions arising out of relating to this Agreement shall be filed in either the Superior Court of the State of California for the County of Orange, or the United States District Court for the Central District of California, Southern Division, located in the County of Orange.

     14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.


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          IN WITNESS WHEREOF, this Agreement is executed by the parties set forth below as of the date first indicated above.

THE COMPANY                                   EXECUTIVE

SPECTRUM PHARMACEUTICALS, INC.                JOHN MCMANUS,
a Delaware corporation                        an individual



By:  /s/ Rajesh C. Shrotriya                   /s/ John McManus
    ----------------------------------        ----------------------------------


Title:  Chairman, CEO & President
       -------------------------------



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